Exhibit 99.1

deCODE Expands Drug Development Team

Reykjavik, ICELAND, July 19, 2005 – deCODE genetics (Nasdaq:DCGN) today announced the appointment of Daniel L. Hartman, M.D., as Senior Vice President of Product Development. Dr. Hartman, who for the past several years has served in senior clinical development positions at Pfizer, Inc., will lead the development of deCODE’s growing pipeline of novel therapeutics for common diseases. Also joining deCODE’s drug development team are Dr. David Hermann, who for the past four years has served as Director of Pharmacometrics at Pfizer Global Research and Development, and Dr. Peter Van Ess, previously Global Clinical Pharmacokinetics and Pharmacodynamics Program Leader at Pfizer.

“It is a pleasure to welcome Dan and his team to deCODE. Over the past year we have brought three compounds into clinical development, and expanding this pipeline and advancing our programs towards the marketplace is at the heart of our business. Dan is quite simply a stellar clinical scientist with great expertise in drug development. He and his team and will make an excellent complement to the strengths of our drug discovery group put together by Mark Gurney. We are very glad to have them join us at such an exciting time for deCODE,” said Dr. Kari Stefansson, CEO of deCODE.

“deCODE leads the world in the application of human genetics to drug development, and has made swift and impressive progress in bringing new compounds into the clinic. I believe deCODE is in a privileged position not only when it comes to finding targets rooted in the causes of common diseases, but also in applying human genetics and biomarkers to make clinical development more effective and efficient. These are key elements in making new drugs that can benefit large numbers of patients in a very broad range of indications, and I and my colleagues are very pleased to have the opportunity to join in this effort,” said Dr. Hartman.

Dr. Hartman, 43, has served for the past year as Global Clinical Leader, Allergy and Respiratory Diseases at Pfizer, and has been an Executive Director at Pfizer Global Research and Development. For the preceding two years at Pfizer he served as Clinical Exploratory Head of Cardiovascular and Metabolic Diseases, and as Experimental Medicine Therapy Area Leader for Cardiovascular, Metabolism and Anaderm. From 2000 to 2002, Dr. Hartman was Vice President of Worldwide Clinical Development at Esperion Therapeutics. Prior to joining Esperion, he was Director, Clinical Cardiovascular and Therapy Head, thrombosis and Cardiopulmonary Disease at Pfizer. From 1995 to 1999, Dr. Hartman served in senior clinical research positions at Eli Lilly & Company. Dr. Hartman received his M.D. from Wayne State University, held post-doctoral and faculty positions at the Indiana University School of Medicine. He is board certified in internal medicine and is a member of numerous medical societies.

Dr. Hermann, prior to his position at Pfizer, served as Senior Scientific Consultant at Pharsight Corporation and has held several research positions in pharmacokinetics and pharmacodynamics at Glaxo and Glaxo Wellcome. He received his Doctor of Pharmacy degree from the University of Illinois at Chicago and is the author of numerous scientific publications. Dr. Van Ess holds a Doctor of Pharmacy degree from the University of Wisconsin-Madison and a Ph.D. in Pharmaceutical Sciences from the University of Kentucky College of Pharmacy. Prior to his position at Pfizer, he was Clinical Pharmacology Program Leader at Pharmacia Corporation.

About deCODE genetics

deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery - our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.